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                         FIRSTFED AMERICA BANCORP, INC.
                         1997 STOCK-BASED INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF OCTOBER 29, 1998)

1.   DEFINITIONS.

     (a) "Affiliate" means any "subsidiary corporation" of the Holding Company, as such term is defined in Section 424(f) of the Code.

     (b) "Award" means, individually or collectively, a grant under the Plan of Non-statutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Limited Rights and Stock Awards.

     (c) "Award Agreement" means an agreement evidencing and setting forth the terms of an Award granted under the Plan, in such form as the Committee may, from time to time, approve.

     (d) "Bank" means First Federal Savings Bank of America, Fall River, Massachusetts.

     (e)  "Board of Directors" means the board of directors of the Holding
Company.

     (f) "Change in Control" means a change in control of the Bank or Holding Company of a nature that (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act; (ii) results in a "change of control" or "acquisition of control" within the meaning of the regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574, as in effect on the date hereof; provided, however, that in applying the definition of change in control as set forth under such regulations the Board of Directors shall substitute its judgment for that of the OTS; or (iii) without limitation Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a successful solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company and such tender offer is successful.


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     (g)  "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means the committee designated by the Board of Directors to administer the Plan pursuant to Section 2 of the Plan.

     (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

     (j)  "Date of Grant" means the effective date of an Award.

     (k) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

     (l) "Effective Date" means the date the Plan is approved by stockholders, as defined by applicable OTS regulation, or January 16, 1998, whichever is earlier.

     (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

     (n)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Exercise Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option.

     (p) "Extraordinary Dividend" means a distribution to stockholders by the Holding Company of earnings or stockholders' equity which: (i) exceeds net earnings for the period for which the distribution is paid or (ii) such distribution or any portion thereof will be treated by the stockholders receiving such distribution as a return of capital for federal income tax purposes.

     (q) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

          (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the last transaction price quoted for such date by The Nasdaq Stock Market;

          (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

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     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

     (r)  "Holding Company" means FIRSTFED AMERICA BANCORP, INC.

     (s) "Incentive Stock Option" means an Option granted to a Participant pursuant to Section 7 of the Plan that is intended to meet the requirements of
Section 422 of the Code.

     (t)  "Limited Right" means an Award granted to a Participant pursuant to
Section 8 of the Plan.

     (u) "Non-statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

     (v)  "Option" means an Incentive Stock Option or Non-statutory Stock
Option.

     (w) "Outside Director" means a member of the Board of Directors of the Holding Company or an Affiliate, who is not also an Employee of the Holding Company or an Affiliate.

     (x) "Participant" means any person who holds an outstanding Award pursuant to the Plan.

     (y) "Performance Award" means an Award granted to a Participant pursuant to Section 11 of the Plan.

     (z) "Performance Goal" means an objective for the Holding Company or any Affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Award to become vested, earned or exercisable. Performance Goals applicable to Performance Awards are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code and shall be based on one or more of the following criteria:

          (i)        net income, as adjusted for non-recurring items
          (ii)       cash earnings
          (iii)      earnings per share
          (iv)       cash earnings per share
          (v)        return on equity
          (vi)       return on assets
          (vii)      assets
          (viii)     stock price
          (ix)       total shareholder return
          (x)        capital
          (xi)       net interest income
          (xii)      market share
          (xiii)     cost control or efficiency ratio
          (xiv)      asset growth


     (aa) "Plan" means the FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan.

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     (bb) "Retirement" means a termination of employment (i) from the Holding
Company or an Affiliate at an age and with employment service that would entitle the individual to a pension under the Financial Institutions Retirement Fund as adopted by First Federal Savings Bank of America ("Pension Plan") if the individual were a participant in such Pension Plan or (ii) under circumstances designated as a Retirement by the Committee. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Holding Company and any Affiliate following written notice to the Board of Directors of such Outside Director's intention to retire.

     (cc) "Stock Appreciation Right" means an Award granted to a Participant, alone or in connection with a related Option, pursuant to Section 10 of the Plan.

     (dd) "Stock Award" means an Award granted to a Participant pursuant to
Section 9 of the Plan.

     (ee) "Termination for Cause" shall mean, in the case of an Outside Director, removal from the Board of Directors or, in the case of an Employee, termination of employment, because of a material loss to the Holding Company or an Affiliate caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, as determined by the Board of Directors. No act, or failure to act, on a Participant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or an Affiliate.

     (ff) "Trust" means a trust established by the Board of Directors in connection with this Plan to hold Plan assets for the purposes set forth herein.

     (gg) "Trustee" means any person or entity approved by the Board of Directors to hold legal title to any of the Trust assets for the purposes set forth under the Plan.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested and who may grant Awards and administer the Plan with respect to Employees and Outside Directors who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act.

     (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.


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     (c)  Each Award shall be evidenced by a written agreement ("Award
Agreement") containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Award Agreement (i) the type of Award granted (ii) the Exercise Price of an Option or Stock Appreciation Right, (iii) the number of shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

     (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the attainment of Performance Goals. However, only the Committee or a portion of the Committee may certify the attainment of a Performance Goal.

3.   TYPES OF AWARDS AND RELATED RIGHTS.

     The following Awards may be granted under the Plan:

     (a)    Non-statutory Stock Options
     (b)    Incentive Stock Options
     (c)    Limited Rights
     (d)    Stock Awards
     (e)    Stock Appreciation Rights


4.   STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 17 hereof, the maximum number of shares reserved for Awards under the Plan is 1,218,983, which number shall not exceed 14% of the outstanding shares of the Common Stock determined immediately as of the Effective Date. Subject to adjustment as provided in
Section 17 hereof, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 870,715, which number shall not exceed 10% of the outstanding shares of Common Stock as of the Effective Date. The maximum number of the shares reserved for Stock Awards is 348,268, which number shall not exceed 4% of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trust or the Holding Company, respectively. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire, or are forfeited without having vested or without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.


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5    ELIGIBILITY.

     Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6    NON-STATUTORY STOCK OPTIONS.

     The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Non-statutory Stock Options upon such terms and conditions as it may determine. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) EXERCISE PRICE. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the Date of Grant. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares of Common Stock underlying a Non-statutory Stock Option may be purchased only upon full payment of the Exercise Price in a manner provided for in Section 14 of the Plan.

     (b) TERMS OF NON-STATUTORY STOCK OPTIONS. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. Subject to
Section 23 of the Plan, the Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and any terms or conditions which must be satisfied prior to each Non-statutory Stock Option becoming exercisable. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. The shares of Common Stock underlying each Non-statutory Stock Option installment may be purchased in whole or in part by the Participant at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable.

     (c) NON-TRANSFERABILITY. Unless otherwise determined by the Committee in accordance with this Section 6(c), Non-statutory Stock Options shall not be transferred, assigned, hypothecated, or disposed of in any manner by a Participant other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, (iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family, or (c) The FIRSTFED Charitable Foundation. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-statutory Stock Option or portion thereof, and approval to transfer or assign any Non-statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-statutory Stock Option or portion thereof. The transferee or assignee of any Non-statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-statutory Stock Option immediately prior


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to the transfer or assignment and shall be subject to any conditions proscribed by the Committee with respect to such Non-statutory Stock Option.

     (d) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death, Retirement, Change in Control, or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three (3) months following termination. Unless otherwise determined by the Committee, in the event of a Participant's termination of employment or service due to Disability or death, all Non-statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of three (3) years. Unless otherwise determined by the Committee, in the event of a Participant's Retirement, all Non-statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of three (3) years. In the event of a Participant's termination of employment or service within twenty-four (24) months of a Change in Control, all Non-statutory Stock Options held by such Participant shall immediately become exercisable as of the date of such termination and remain exercisable for a period of three (3) years. Unless otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

     (e) MAXIMUM INDIVIDUAL AWARD. No individual Employee shall be granted an amount of Non-statutory Stock Options which exceeds 25% of all Options eligible to be granted under the Plan within any 60 month period and no individual Outside Director shall be granted an amount of Non-statutory Stock Options which exceeds 5% of all Options eligible to be granted under the Plan within any 60 month period.

7.   INCENTIVE STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) EXERCISE PRICE. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares of Common Stock may be purchased only upon payment of the full Exercise Price in a manner provided for in Section 14 of the Plan.

     (b) AMOUNTS OF INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

     (c) TERMS OF INCENTIVE STOCK OPTIONS. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. If at the time an Incentive Stock Option is granted


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to an Employee who is a 10% Owner, the Incentive Stock Option granted to such
Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. Subject to Section 23 of the Plan, the Committee shall determine the date on which each Incentive Stock Option shall become exercisable and any terms or conditions which must be satisfied prior to the Incentive Stock Option becoming exercisable. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. The shares of Common Stock underlying each Incentive Stock Option installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable.

     (d) TRANSFERABILITY. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom it is granted. The designation of a beneficiary does not constitute a transfer.

     (e) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee, upon the termination of an Employee's employment for any reason other than Disability, death, Retirement, Change in Control, or Termination for Cause, the Employee's Incentive Stock Options shall be exercisable only as to those Incentive Stock Options that were immediately exercisable by the Employee at the date of termination and only for a period of three (3) months following such termination. Unless otherwise determined by the Committee, in the event of the termination of an Employee's service due to Disability or death, all unvested Incentive Stock Options held by such Employee shall immediately become exercisable and shall remain exercisable for three (3) years. Unless otherwise determined by the Committee, in the event of an Employee's Retirement, all Incentive Stock Options held by such Employee shall immediately become exercisable and shall remain exercisable for three (3) years. In the event of a Participant's termination of employment or service within twenty-four (24) months of a Change in Control, all Incentive Stock Options held by such Participant shall immediately become exercisable as of the date of such termination and remain exercisable for a period of three (3) years. Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Options to the extent the Participant exercises such Option more than one (1) year following termination of employment as a result of death or Disability or more than three (3) months following the Participant's termination of employment for any other reason. Any Option which otherwise, by operation of this provision, does not meet the requirements of Section 422 of the Code, shall be considered a Non-statutory Stock Option.

     (f) MAXIMUM INDIVIDUAL AWARD. No individual Employee shall be granted an amount of Incentive Stock Options which exceeds 25% of all Options eligible to be granted under the Plan within any 60 month period.

8.   LIMITED RIGHTS.

     Simultaneously with the grant of any Option, the Committee may grant a Limited Right with respect to all or some of the shares of Common Stock covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) TERMS OF RIGHTS. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six (6) months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control. The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option. Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable and shall be terminated. Upon exercise or termination of an Option, any related

Limited Rights shall terminate. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) PAYMENT. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company or an Affiliate an amount of cash equal to the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Common Stock

subject to such Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

9.   STOCK AWARDS.

     The Committee may, subject to the limitations of the Plan, make Stock Awards which shall consist of the grant of some number of shares of Common Stock to a Participant. Stock Awards shall be made subject to the following terms and conditions:

     (a) PAYMENT OF THE STOCK AWARD. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan and available for award at the time the Stock Award is made to the Participant.

     (b) TERMS OF THE STOCK AWARDS. Subject to Section 23 of the Plan, the Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Any such terms, or conditions shall be determined by the Committee as of the Date of Grant.

     (c) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death, Retirement, Change in Control, or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Unless otherwise determined by the Committee, in the event of a termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest. Unless otherwise determined by the Committee, in the event of a Participant's Retirement, all unvested Stock Awards held by such Participant at Retirement shall immediately vest. In the event of a Participant's termination from employment or service within twenty-four (24) months of a Change in Control, all unvested Stock Awards held by such Participant shall immediately vest as of the date of such termination. Unless otherwise determined by the Committee, in the event of the Participant's Termination for Cause, all unvested Stock Awards held by such Participant as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

     (d) NON-TRANSFERABILITY. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

          (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

          (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

         (iii) If a recipient of a Stock Award is subject to the provisions of
               Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

     (e) ACCRUAL OF DIVIDENDS. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out on the shares related to the Stock Award.

     (f) VOTING OF STOCK AWARDS. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to vote or to direct the Trustee to vote, as the case may be, such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the Trust agreement.

     (g) MAXIMUM INDIVIDUAL AWARD. No individual Employee shall be granted an amount of Stock Awards which exceeds 25% of all Stock Awards eligible to be granted under the Plan within any 60 month period and no individual Outside Director shall be granted an amount of Stock Awards which exceeds 5% of all Stock Awards eligible to be granted under the Plan within any 60 month period.

10.  STOCK APPRECIATION RIGHTS

     The Committee may, subject to the limitation of the Plan, grant a Stock Appreciation Right ("SAR") to any Participant. A Stock Appreciation Right shall entitle the Participant to the right to receive a payment, equal in value to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the grant price of such SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company or an Affiliate, the grant price may be the same as the exercise or designated price of such other award.

     (a) MAXIMUM INDIVIDUAL AWARD. No individual Employee or Outside Director shall be granted a number of Stock Appreciation Rights which exceeds the maximum number of Options such individual may be granted under the Plan, pursuant to
Section 6(e) hereof, within any 60 month period.

11.  PERFORMANCE AWARDS

     (a) The Committee may determine to make any Award under the Plan contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Award shall be evidenced in the Award Agreement, which shall set forth the Performance Goals applicable to the Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Award. Each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code and in a manner consistent with the provisions of Section 23 of the Plan.

     (b) Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Agreement.

     (c) Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     (d) A Participant who receives a Performance Award payable in Common Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Award Agreement. The Common Stock may be issued without cash consideration.

     (e) A Participant's interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (f) No Award or portion thereof that is subject to the attainment or satisfaction of a condition or Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject has been achieved.

12.  DEFERRED PAYMENTS

     Notwithstanding any other provision of this Plan, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Non-statutory Stock Option not transferred under the provisions of Section 6(c), Stock Appreciation Rights, and Stock Awards.

     (a) ELECTION TIMING. The election to defer the delivery of the proceeds from any eligible Non-statutory Stock Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Award is exercised or at such other time as the Committee may specify. The election to defer the delivery of any Stock Award must be made no later than the last day of the calendar year preceding the calendar year in which the Participant would otherwise have an unrestricted right to receive such Award. Deferrals of eligible Awards shall only be allowed for exercises of Options and lapses of restrictions on Stock Awards that occur while the Participant is in active service with the Holding Company or an Affiliate. Any election to defer the proceeds from an eligible Award shall be irrevocable as long as the Participant remains an Employee or Outside Director of the Holding Company or an Affiliate.

     (b) STOCK OPTION DEFERRAL. The deferral of the proceeds of Non-statutory Stock Options may be elected by a Participant subject to the rules and regulations established by the Committee. The proceeds from such an exercise shall be credited to a deferred stock option account established for the Participant. The proceeds shall be credited to the deferred stock option account as a number of deferred shares or share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock option account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock option account is valued using a basis of measurement other than Common Stock, deferred share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the termination of service of the Participant or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

     (c) STOCK APPRECIATION RIGHT DEFERRAL. The deferral of the proceeds of Stock Appreciation Rights may be made by a Participant subject to the rules and regulations established by the Committee. Upon exercise, the Committee will credit the Participant's deferred stock option account with a number of deferred shares or share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the Exercise Price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred shares or share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock option account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock option account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred shares or share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

     (d) STOCK AWARD DEFERRALS. The deferral of Stock Awards may be elected by a Participant subject to the rules and regulations established by the Committee. Upon the lapsing of restrictions on such an Award, the Committee shall credit to a deferred stock award account established for the Participant a number of deferred shares or share units equivalent in value to the number of deferred Stock Awards multiplied by the Fair Market Value of Common Stock. Deferred shares or share units shall be valued at the Fair Market Value on the date all restriction on the Stock Award lapse or are waived. Subsequent to the lapsing of all restrictions, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock award account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock award account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the termination of service of the Participant or at such other date, as may be approved by the Committee, over a period of no more than ten
(10) years.

     (e) ACCELERATED DISTRIBUTIONS. The Committee may, at its sole discretion, allow for the early payment of a Participant's deferred stock option account and/or deferred stock award account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and the regulations promulgated thereunder. Additionally, the Committee may use its discretion to cause stock option deferral accounts and/or deferred stock award accounts to be distributed when continuing the program is no longer in the best interest of the Holding Company or any Affiliate.

     (f) ASSIGNABILITY. No rights to deferred stock option accounts or deferred stock award accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to any rules established by the Committee.

     (g) UNFUNDED STATUS. No Participant or other person shall have any interest in any fund or in any specific asset of the Holding Company or an Affiliate by reason of any amount credited hereunder. Any amounts payable hereunder shall be paid from the general assets of the Holding Company or its Affiliates and no Participant or other person shall have any rights to such assets beyond the rights afforded general creditors of the Holding Company and its Affiliates. However, the Holding Company or any Affiliate shall have the right to establish a reserve, trust or make any investment for the purpose of satisfying the obligations created under this Section 12 of the Plan; provided, however, that no Participant or other person shall have any interest in such reserve, trust or investment.

13.  PAYOUT ALTERNATIVES

     (a) Payments due to a Participant upon the exercise or redemption of an Option or Stock Award shall be made in the form of shares of Common Stock. Payments due to a Participant upon the exercise or redemption of a Stock Appreciation Right or Limited Right shall be made in the form of cash.

     (b) Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant.

14.  METHOD OF EXERCISE

     Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer, as the Committee may specify in the applicable Award Agreement.

15.  RIGHTS OF PARTICIPANTS.

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

16.  DESIGNATION OF BENEFICIARY.

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

17.  DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution (including an Extraordinary Dividend) is made and any necessary OTS approval is obtained, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

     (c) adjustments in the Exercise Price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

     Notwithstanding the above, in the event of an extraordinary capital distribution, any adjustment under this Section 17 shall be subject to required OTS approval.

18.  TAX WITHHOLDING.

     Notwithstanding any other provision of the Plan, Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant. Participants granted Non-statutory Stock Options shall be responsible for any required withholding applicable to any Non-statutory Stock Option which has been transferred pursuant to Section 6(c) hereof, unless otherwise inconsistent with current tax law.

19.  AMENDMENT OF THE PLAN AND AWARDS.

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect.

     No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

     (b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

20.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon approval by the Holding Company's shareholders in accordance with OTS and Internal Revenue Service ("IRS") regulations or January 16, 1998, whichever is earlier. The failure to obtain shareholder approval for such purposes will not effect the validity of the Plan and any Awards made under the Plan; provided, however, that if the Plan is not approved by stockholders in accordance with IRS regulations, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options and any Award intended to comply with Section 162(m) of the Code shall not comply with Section 162(m) of the Code.

21.  TERMINATION OF THE PLAN.

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

22.  APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

23.  COMPLIANCE WITH OTS CONVERSION REGULATIONS

     Notwithstanding any other provision contained in this Plan:

     (a) no Award under the Plan shall be made which would be prohibited by 12 CFR '563b.3(g)(4);

     (b) unless the Plan is approved by a majority vote of the outstanding shares of the total votes eligible to be cast at a duty called meeting of stockholders to consider the Plan, as required by 12 CFR sec. 563b.3(g)(4)(vii), the Plan shall not become effective or implemented prior to one (1) year from the date of the Bank's mutual to stock conversion;

     (c) no Award granted prior to one (1) year from the date of the Bank's mutual to stock conversion shall become vested or exercisable at a rate in excess of 20% per year of the total number of Stock Awards or Options (whichever may be the case) granted to such Participant, provided, that Awards shall become fully vested or immediately exercisable in the event of a Participant's termination of service due to death or Disability;

     (d) no Award granted to any individual Employee prior to one (1) year from the date of the Bank's mutual to stock conversion may exceed 25% of the total amount of Awards which may be granted under the Plan;

     (e) no Award granted to any individual Outside Director prior to one (1) year from the date of the Bank's mutual to stock conversion may exceed 5% of the total amount of Awards which may be granted under the Plan; and

     (f) the aggregate amount of Awards granted to all Outside Directors prior to one (1) year from the date of the Bank's mutual to stock conversion may not exceed 30% of the total amount of Awards which may be granted under the Plan.

24.  DELEGATION OF AUTHORITY

     The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the attainment of Performance Goals. However, only the Committee or a portion of the Committee may certify the attainment of a Performance Goal.

     IN WITNESS WHEREOF, the Holding Company has established this Plan, as adopted by the Board of Directors of FIRSTFED AMERICA BANCORP, INC. on May 29, 1997.


ADOPTED BY                                    FIRSTFED AMERICA BANCORP, INC
 THE BOARD OF DIRECTORS:


May 29, 1997                                  By: /s/ Robert F. Stoico
--------------------------------                  ------------------------------
Date                                              Robert F. Stoico for the
                                                  Entire Board of Directors

APPROVED BY SHAREHOLDERS:


June 20, 1997                                 By: /s/ Cecilia Viverios
--------------------------------                  ------------------------------
              Date                                Cecilia R. Viveiros
                                                  Corporate Secretary


Amendments approved by Shareholders:

June 15, 1998
--------------------------------
              Date